Exhibit 99.1

RAMCO-GERSHENSON PROPERTIES TRUST REPORTS
FINANCIAL AND OPERATING RESULTS FOR THE THIRD QUARTER 2015

FARMINGTON HILLS, Michigan – October 27, 2015 - Ramco-Gershenson Properties Trust (NYSE:RPT) today announced its financial and operating results for the three and nine months ended September 30, 2015.

THIRD QUARTER 2015 HIGHLIGHTS:

•	Reported Operating Funds from Operations (“Operating FFO”) of $0.37 per diluted share, excluding one-time items, reported Operating FFO of $0.33 per diluted share.

•	Sold or agreed to sell interests in three non-core shopping centers for $41.7 million.

•	Closed $100 million in unsecured private placement debt.

•	Ended the quarter with a consolidated portfolio leased occupancy of 94.3%.

"During the quarter, the Company made progress on its capital recycling program and continued to strengthen its balance sheet through the replacement of high-interest rate mortgages with unencumbered corporate debt," said Dennis Gershenson, President and Chief Executive Officer. "Our high-quality shopping center portfolio continues to perform well. We have increased our FFO guidance to reflect our improved operating results as well as certain one-time items expected this year."

FINANCIAL RESULTS:
For the three months ended September 30, 2015:

•
Operating FFO of $30.9 million, or $0.37 per diluted share, compared to $25.4 million, or $0.32 per diluted share for the same period in 2014. Excluding one-time items in the quarter, Operating FFO was $0.33 per diluted share.

•	FFO of $30.7 million, or $0.37 per diluted share, compared to $24.2 million, or $0.31 per diluted share for the same period in 2014.

•	Net income available to common shareholders of $32.0 million, or $0.38 per diluted share, compared to $4.3 million, or $0.06 per share for the same period in 2014.

For the nine months ended September 30, 2015:

•
Operating FFO of $86.4 million, or $1.04 per diluted share, compared to $69.0 million, or $0.93 per diluted share for the same period in 2014. Excluding one-time items for the nine months ended, Operating FFO was $1.00 per diluted share.

•	FFO of $84.2 million, or $1.02 per diluted share, compared to $66.5 million, or $0.90 per diluted share for the same period in 2014.

•	Net income available to common shareholders of $44.8 million, or $0.57 per diluted share, compared to $4.4 million, or $0.06 per diluted share for the same period in 2014.

OPERATING RESULTS:

•	Same-center NOI growth of 2.2% for the quarter and 2.5% for the year.

•	Consolidated portfolio leased occupancy of 94.3% and physical occupancy of 93.6%.

•
Signed 69 leases in the consolidated portfolio encompassing 426,712 square feet at comparable rental growth of 9.3%, including 49 renewals totaling 329,181 square feet at comparable rental growth of 7.6%.

BALANCE SHEET METRICS (as of September 30, 2015):

•	Net debt to total market capitalization of 45.1%.

•	Net debt to EBITDA of 6.3x, interest coverage of 4.2x, and fixed charge coverage of 3.4x.

•	Weighted average debt maturity of 6.4 years.

INVESTMENT ACTIVITY:
Acquisitions
The Company acquired its partners' interest in seven joint venture properties for approximately $185.9 million, which included the assumption of our partner's pro-rata share of debt of approximately $48.1 million. The shopping centers were consolidated based on a value of approximately $238.1 million.
In addition, the Company purchased a 51,000 square foot vacant building contiguous to its Spring Meadows Place shopping center in Holland (Toledo), Ohio for approximately $4.1 million. The Company plans to re-tenant the building with at least two national anchor tenants.
Dispositions
The Company sold Conyers Crossing, a 170,000 square foot shopping center anchored by Hobby Lobby and Burlington Coat Factory, in Conyers, Georgia, as well as its 20% interest in The Plaza at Delray, a 314,000 square foot shopping center in Delray Beach, Florida. Subsequent to quarter-end, the Company sold its 20% interest in Chester Springs Shopping Center, a 223,000 square foot shopping center in Chester, New Jersey. The Company's share of the properties sold was $41.7 million.
Redevelopment
The Company completed the redevelopment of phase II of Parkway Shops in Jacksonville, FL, which included adding a 55,000 square foot Hobby Lobby. The project totaled approximately $5.4 million.

At September 30, 2015, the Company had 11 redevelopment, expansion and/or re-anchoring projects underway with an estimated total cost of $80.9 million, which are expected to produce a return on incremental costs of between 9% - 10%.

FINANCING ACTIVITY:

The Company closed two new 10-year, $50 million private placements of senior unsecured notes at an average interest rate of 4.15%. The Company has also reached an agreement in principle on the pricing of an additional $50 million of unsecured notes, which is expected to close on or before November 18, 2015.

In addition, the Company repaid, without penalty, mortgage debt on four consolidated shopping centers totaling $69.1 million. The debt had an average interest rate of 5.1%. The Company also closed a mortgage loan extension on its Aquia Office property in anticipation of the sale of this asset in 2016. The Company has no additional debt maturing in 2015 and only $32.7 million in debt maturing in 2016. At quarter-end, the Company had $221.5 million available under its revolving line of credit.

DIVIDEND:

The Company declared a regular cash dividend of $0.21 per common share for the period of July 1, 2015 through September 30, 2015 and a Series D convertible perpetual preferred share dividend of $0.90625 per share for the same period. The dividends were paid on October 1, 2015 to shareholders of record as of September 21, 2015. The Operating FFO payout ratio was 56.8%.

2015 GUIDANCE:

The Company has revised its 2015 guidance for Operating FFO from a range of $1.28 to $1.32 per diluted share to $1.32 to $1.33 per diluted share based on the Company's continued positive outlook with respect to its business plan.

The Company's Operating FFO range of $1.32 to $1.33 per diluted share excludes the following one-time items that the Company incurred during the third quarter, or expects to incur by year-end. Including these one-time items, the Company's Operating FFO per diluted share is expected to be $1.37 to $1.39.

Operating FFO, Excluding One-time Items	$1.32	$1.33
Lower G&A Costs	0.02	0.02
LTIP Performance Adjustment	-	0.01
Timing of 2015 Dispositions	0.02	0.02
Short-Term Interest Expense Savings	0.01	0.01
Current Operating FFO Guidance Range	$1.37	$1.39

CONFERENCE CALL/WEBCAST:

Ramco-Gershenson Properties Trust will host a live broadcast of its third quarter conference call on Wednesday, October 28, 2015, at 9:00 a.m. eastern time, to discuss its financial and operating results. The live broadcast will be available online at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-9205, no pass code needed. A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 660-6853, (Conference ID: 13621517), for one week.

SUPPLEMENTAL MATERIALS:

The Company’s quarterly financial and operating supplement is available on its corporate web site at www.rgpt.com. If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

ABOUT RAMCO-GERSHENSON PROPERTIES TRUST:

Ramco-Gershenson Properties Trust (NYSE:RPT) is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) based in Farmington Hills, Michigan.  The Company's business is the ownership and management of large, multi-anchor shopping centers primarily in a number of the largest metropolitan markets in the central United States.  At September 30, 2015, the Company owned interests in and managed a portfolio of 76 shopping centers and one office building with approximately 16.3 million square feet of gross leasable area. At September 30, 2015, the Company's consolidated operating portfolio was 94.3% leased. Additional information regarding the Company is available on its corporate website: www.rgpt.com.

This press release may contain forward-looking statements that represent the Company’s expectations and projections for the future. Management of Ramco-Gershenson believes the expectations reflected in any forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, including deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, our continuing ability to qualify as a REIT and other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

Company Contact:

Dawn L. Hendershot, Vice President of Investor Relations
and Corporate Communications
31500 Northwestern Highway, Suite 300
Farmington Hills, MI 48334
dhendershot@rgpt.com
(248) 592-6202

RAMCO-GERSHENSON PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Income producing properties, at cost:
Land	$392,927	$341,388
Buildings and improvements	1,799,554	1,592,644
Less accumulated depreciation and amortization	(322,290)	(287,177)
Income producing properties, net	1,870,191	1,646,855
Construction in progress and land available for development or sale	59,405	74,655
Net real estate	1,929,596	1,721,510
Equity investments in unconsolidated joint ventures	4,236	28,733
Cash and cash equivalents	7,413	9,335
Restricted cash	8,352	8,163
Accounts receivable (net of allowance for doubtful accounts of $2,684 and $2,292 as of September 30, 2015 and December 31, 2014, respectively)	16,070	11,997
Acquired lease intangibles, net	95,657	77,045
Other assets, net	93,126	91,596
TOTAL ASSETS	$2,154,450	$1,948,379

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable	$1,103,903	$921,705
Capital lease obligation	1,148	1,828
Accounts payable and accrued expenses	42,295	44,232
Acquired lease intangibles, net	66,551	54,278
Other liabilities	12,112	10,106
Distributions payable	18,842	17,951
TOTAL LIABILITIES	1,244,851	1,050,100

Commitments and Contingencies

Ramco-Gershenson Properties Trust ("RPT") Shareholders' Equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 1,849 and 2,000 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	$92,427	$100,000
Common shares of beneficial interest, $0.01 par, 120,000 shares authorized, 79,162 and 77,573 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	792	776
Additional paid-in capital	1,155,798	1,130,262
Accumulated distributions in excess of net income	(360,234)	(356,715)
Accumulated other comprehensive loss	(3,888)	(1,966)
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	884,895	872,357
Noncontrolling interest	24,704	25,922
TOTAL SHAREHOLDERS' EQUITY	909,599	898,279
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,154,450	$1,948,379

RAMCO-GERSHENSON PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUE
Minimum rent	$47,324	$40,735	$135,002	$114,056
Percentage rent	25	54	396	207
Recovery income from tenants	15,238	12,725	43,522	36,829
Other property income	1,161	1,047	2,870	2,586
Management and other fee income	312	582	1,422	1,528
TOTAL REVENUE	64,060	55,143	183,212	155,206

EXPENSES
Real estate taxes	9,670	7,217	27,791	21,931
Recoverable operating expense	7,234	6,440	21,358	18,338
Other non-recoverable operating expense	1,101	942	2,808	2,626
Depreciation and amortization	22,914	19,178	64,397	60,577
Acquisition costs	267	1,189	574	1,722
General and administrative expense	4,020	5,395	14,368	16,095
Provision for impairment	—	—	2,521	—
TOTAL EXPENSES	45,206	40,361	133,817	121,289

OPERATING INCOME	18,854	14,782	49,395	33,917

OTHER INCOME AND EXPENSES
Other expense, net	(171)	(243)	(362)	(615)
Gain on sale of real estate	4,536	258	8,005	2,930
Earnings (loss) from unconsolidated joint ventures	13,977	455	16,972	(336)
Interest expense	(10,091)	(8,645)	(30,118)	(23,876)
Amortization of deferred financing fees	(389)	(342)	(1,053)	(1,115)
Gain on remeasurement of unconsolidated joint ventures	7,892	—	7,892	117
Gain (loss) on extinguishment of debt	27	—	1,414	(860)
INCOME BEFORE TAX	34,635	6,265	52,145	10,162
Income tax provision	(29)	(2)	(306)	(18)
NET INCOME	34,606	6,263	51,839	10,144
Net income attributable to noncontrolling partner interest	(940)	(180)	(1,416)	(303)
NET INCOME ATTRIBUTABLE TO RPT	33,666	6,083	50,423	9,841
Preferred share dividends	(1,675)	(1,813)	(5,162)	(5,438)
Preferred share conversion costs	—	—	(500)	—
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$31,991	$4,270	$44,761	$4,403

EARNINGS PER COMMON SHARE
Basic	$0.39	$0.06	$0.57	$0.06
Diluted	$0.38	$0.06	$0.57	$0.06

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	79,162	74,840	78,742	70,283
Diluted	85,881	75,080	78,939	70,520

RAMCO-GERSHENSON PROPERTIES TRUST
FUNDS FROM OPERATIONS
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net income available to common shareholders	$31,991	$4,270	$44,761	$4,403
Adjustments:
Rental property depreciation and amortization expense	22,878	19,106	64,285	60,252
Pro-rata share of real estate depreciation from unconsolidated joint ventures	296	679	1,694	4,123
Gain on sale of depreciable real estate	(3,871)	—	(4,169)	(2,466)
Gain on sale of joint venture depreciable real estate (1)	(13,645)	—	(15,884)	—
Gain on remeasurement of unconsolidated joint ventures (2)	(7,892)	—	(7,892)	(117)
Noncontrolling interest in Operating Partnership (3)	940	180	1,416	303
FFO	$30,697	$24,235	$84,211	$66,498

Provision for impairment on land available for development or sale	—	—	2,521	—
(Gain ) loss on extinguishment of debt	(27)	—	(1,414)	860
Gain on extinguishment of joint venture debt (1)	—	—	—	(106)
Acquisition costs	267	1,189	574	1,722
Preferred share conversion costs	—	—	500	—
Operating FFO	$30,937	$25,424	$86,392	$68,974

Weighted average common shares	79,162	74,840	78,742	70,283
Shares issuable upon conversion of Operating Partnership Units (3)	2,226	2,250	2,240	2,252
Dilutive effect of securities	184	240	197	237
Subtotal	81,572	77,330	81,179	72,772
Shares issuable upon conversion of preferred shares	6,535	7,005	6,719	7,005
Weighted average equivalent shares outstanding, diluted	88,107	84,335	87,898	79,777

FFO, per diluted share (4)(5)	$0.37	$0.31	$1.02	$0.90
Operating FFO, per diluted share (5)	$0.37	$0.32	$1.04	$0.93

Dividend per common share	$0.2100	$0.2000	$0.6100	$0.5750
Payout ratio - Operating FFO	56.8%	62.5%	58.7%	61.8%

(1)	Amount included in earnings (loss) from unconsolidated joint ventures.

(2)
During the third quarter 2015, we purchased our partner's interest in six properties owned by Ramco 450 Venture LLC and one property owned by Ramco/Lion Venture LP. The total gain of $7.9 million represent the difference between the carrying value and the fair value of our previously held equity investment in the properties.

(3)	The total non-controlling interest reflects OP units convertible 1:1 into common shares.

(4)	Nine months ended September 30, 2015 includes $0.04 per share attributable to gain on sale of land at Gaines Marketplace.
(5) FFO and Operating FFO, per diluted share calculated for the three and nine months ended September 30, 2015 includes the adjustment of $1.7 million and $5.2 million, respectively, in dividends related to convertible preferred shares. FFO and Operating FFO, per diluted share calculated for the three and nine months ended September 30, 2014 includes the adjustment of $1.8 million and $5.4 million respectively, in dividends related to convertible preferred shares.
We consider funds from operations, also known as “FFO”, to be an appropriate supplemental measure of the financial performance of an equity REIT.  Under the NAREIT definition, FFO represents net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable property and excluding impairment provisions on depreciable real estate or on investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, plus depreciation and amortization, (excluding amortization of financing costs). Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. Also, we consider “Operating FFO” a meaningful, additional measure of financial performance because it excludes acquisition costs and periodic items such as impairment provisions on land available for development or sale, bargain purchase gains, and gains or losses on extinguishment of debt that are not adjusted under the current NAREIT definition of FFO.  We provide a reconciliation of FFO to Operating FFO. FFO and Operating FFO should not be considered alternatives to GAAP net income available to common shareholders or as alternatives to cash flow as measures of liquidity. While we consider FFO and Operating FFO useful measures for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable.